                                                                    EXHIBIT 99.5

================================================================================

                              TERM LOAN AGREEMENT,

                          dated as of February 4, 2004

                                      among

                        NOBLE ENERGY MEDITERRANEAN LTD.,
                                  as Borrower,

                  THE ROYAL BANK OF SCOTLAND FINANCE (IRELAND)
                            as Agent for the Lenders,

                                       and

                  THE ROYAL BANK OF SCOTLAND FINANCE (IRELAND)
                              as the initial Lender

                                   -----------

                  THE ROYAL BANK OF SCOTLAND FINANCE (IRELAND)
                    as Sole Lead Arranger and Sole Bookrunner

================================================================================

                               TERM LOAN AGREEMENT

      THIS TERM LOAN AGREEMENT, dated as of February 4, 2004 (as may be amended, restated, supplemented or otherwise modified from time to time, this "Agreement"), is among NOBLE ENERGY MEDITERRANEAN LTD., a company formed under the laws of the Cayman Islands (the "Borrower"), THE ROYAL BANK OF SCOTLAND FINANCE (IRELAND) ("RBSFI"), as agent (RBSFI in such capacity, together with any successor(s) thereto in such capacity, the "Agent"), and certain commercial lending institutions as are or may become parties hereto (collectively, the "Lenders").

      The parties hereto agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

      "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      "Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Agent pursuant to Section 9.4.

      "Agreement" means, on any date, this Term Loan Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

      "Applicable Margin" means on any date and with respect to each Eurodollar Loan the number of basis points per annum set forth below based on the Applicable Rating Level on such date:

Applicable Rating Level    Applicable Margin
-----------------------    -----------------
       Level I                    60.0
       Level II                   70.0
       Level III                  80.0
       Level IV                   90.0
       Level V                   100.0

Changes in the Applicable Margin will occur automatically without prior notice. The Agent will give notice promptly to the Borrower and the Lenders of changes in the Applicable Margin.

      "Applicable Rating Level" means (i) at any time that Moody's and S&P have the equivalent rating or split ratings of not more than one rating differential of the Guarantor's senior unsecured long-term debt, the level set forth in the chart below under the heading "Applicable Rating Level" opposite the rating under the heading "Moody's" or "S&P" which is the higher of the two if split ratings or opposite the ratings under the headings "Moody's" and "S&P" if equivalent, and (ii) at any time that Moody's and S&P have split ratings of more than one rating differential of the Guarantor's senior unsecured long-term debt, the level set forth in the chart below under the "Applicable Rating Level" opposite the rating under the heading "Moody's" or "S&P" which is one notch higher than the lower of the two ratings.

Applicable Rating Level   Moody's           S&P
-----------------------   -------          ----
        Level I          > or = A3             A-
        Level II              Baa1             BBB+
        Level III             Baa2             BBB
        Level IV              Baa3             BBB-
        Level V         < or = Ba1      < or = BB+

For example, if the Moody's rating is Baa1 and the S&P rating is BBB, Level II shall apply.

      For purposes of the foregoing, (i) "> or =" means a rating equal to or more favorable than; "< or =" means a rating equal to or less favorable than; ">" means a rating greater than; "<" means a rating less than; (ii) if a rating for the Guarantor's senior unsecured long-term debt is not available from one of the Rating Agencies, the Applicable Rating Level will be based on the rating of the other Rating Agency; (iii) if ratings for the Guarantor's senior unsecured long-term debt is available from neither S&P nor Moody's, Level V shall be deemed applicable; (iv) if determinative ratings shall change (other than as a result of a change in the rating system used by any applicable Rating Agency) such that a change in Applicable Rating Level would result, such change shall effect a change in Applicable Rating Level as of the day on which it is first announced by the applicable Rating Agency, and any change in the Applicable Margin or percentage used in calculating fees due hereunder shall apply commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; and (v) if the rating system of any of the Rating Agencies shall change prior to the date all obligations hereunder have been paid and the Commitments canceled, the Borrower and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system, and pending such amendment, if no Applicable Rating Level is otherwise determinable based upon the foregoing, Level V shall apply.

      "Arranger" means RBSFI in its capacity as sole lead arranger and sole book runner.

      "Assignee Lender" is defined in Section 10.10.1.

      "Authorized Officer" means, relative to the Borrower or the Guarantor, the President, any Senior Vice President, the Treasurer or the Secretary of such Person, or any other officer of such Person specified as such to the Agent in writing by any of the aforementioned officers of the such Person.

      "Borrower" is defined in the preamble, and includes its permitted successors and assigns.

      "Borrowing" means any extension of credit (as opposed to any continuation thereof) made by the Lenders by way of Loans.

      "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit 2.5 hereto.

      "Business Day" means (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in London, England, New York, New York, Houston, Texas, Dublin, Ireland or Tel Aviv, Israel; and (b) relative to the making, continuing, prepaying or repaying of any Borrowing, any day on which dealings in Dollars are carried on in the London and New York Eurodollar interbank market.

      "Capitalization" means the sum, at any time outstanding and without duplication, of (i) Debt plus (ii) Stockholders' Equity.

      "Capitalized Lease Liabilities" means all monetary obligations of the Guarantor or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      "Change in Control" means (a) the Guarantor shall cease to own, directly or indirectly, 100% of the outstanding shares of voting stock of the Borrower on a fully diluted basis; or (b) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the

Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Guarantor.

      "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

      "Commitment" means, as to any Lender, the obligation, if any, of such Lender to make Loans pursuant to Section 2.1 of this Agreement in an aggregate principal amount at any one time outstanding up to but not exceeding the amount, if any, set forth opposite such Lender's name on Schedule II, as the same may be reduced or adjusted from time to time in accordance with this Agreement, including Sections 2.3.

      "Commitment Amount" means, on any date, Fifty Million ($50,000,000).

      "Continuation Notice" means a notice of continuation and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of
Exhibit 2.6 hereto.

      "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower or the Guarantor, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

      "Debt" means the consolidated Indebtedness of the Guarantor and its Subsidiaries.

      "Default" means any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

      "Default Margin" means two percent (2%).

      "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Agent and the Required Lenders.

      "Dollar" and the sign "$" mean lawful money of the United States.

      "EBITDAX" means, for any period, the sum of (i) the consolidated net income of the Guarantor and its Subsidiaries for such period before non-cash non-recurring items, gains or losses on dispositions of assets and the cumulative effect of changes in accounting principles plus (ii) to the extent included in the determination of such income, the consolidated charges for such period for interest, depreciation, depletion, amortization and exploration expenses plus (or, if there is a benefit from income taxes, minus) (iii) to the extent included in the determination of such income, the amount of the provision for or benefit from income taxes.

      "EDC" means Energy Development Corporation, a New Jersey corporation, and its permitted successors and assigns.

      "Effective Date" means the date on which the conditions specified in
Article V are satisfied (or waived in accordance with Section 10.1).

      "Environmental Law" means any federal, state, or local statute, or rule or regulation promulgated thereunder, any judicial or administrative order or judgment to which the Guarantor, the Borrower or any of their respective Subsidiaries is party or which are applicable to the Guarantor, the Borrower or any of their respective Subsidiaries (whether or not by consent), and any provision or condition of any governmental permit, license or other operating authorization, relating to protection of the environment, persons or the public welfare from actual or potential exposure for the effects of exposure to any actual or potential release, discharge, spill or emission (whether past or present) of, or regarding the manufacture, processing, production, gathering, transportation, importation, use, treatment, storage or disposal of, any chemical, raw material, pollutant, contaminant or toxic, corrosive, hazardous, or non-hazardous substance or waste, including petroleum.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

      "Eurodollar Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the Eurodollar Rate.

      "Eurodollar Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or in the relevant Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Agent which shall be making or maintaining Eurodollar Loans of such Lender hereunder.

      "Eurodollar Rate" means, relative to any Interest Period for Eurodollar Loans, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "Eurodollar Rate" with respect to such Eurodollar Loan for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period

      "Event of Default" is defined in Section 8.1.

      "Fee Letter" is defined in Section 3.3.2.

      "Fiscal Quarter" means any quarter of a Fiscal Year.

      "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31.

      "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

      "GAAP" is defined in Section 1.4.

      "Guaranteed Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's Guaranteed Liability shall be the lesser of (a) the limitation on such Person's liability , if any, set forth in such agreement, undertaking or arrangement or (b) the outstanding principal amount of the Indebtedness guaranteed thereby. Guaranteed Liabilities shall exclude any act or agreement in connection with any financing of a project owned by any Person that either (i) guarantees performance of the acquisition, improvement, installation, design, engineering, construction, development, completion, maintenance or operation of, or otherwise affects any such act in respect of, all or a portion of the project that is financed, except during any period, and then only to the extent, that such act or agreement is a guarantee of payment of such financing or (ii) the obligation to pay or perform under which is contingent upon the occurrence of an event or condition which has not occurred, other than notice, the passage of time or such financing or any part thereof becoming due; provided, however, to the extent that any partial payment is required to be made under any such act or agreement providing for a contingent payment obligation as described in clause (ii) above, "Guaranteed Liability" shall be deemed to include an amount equal to four (4) times such amount required to be paid during the Fiscal Quarter most recently ended, up to the full amount of the Guaranteed Liability as specified in the immediately preceding sentence.

      "Guarantor" means Noble Energy, Inc., a Delaware corporation and its permitted successors and assigns.

      "Guaranty" means that certain Guaranty of even date herewith from the Guarantor in substantially the form of Exhibit 5.1.2, as amended, restated, supplemented or otherwise modified and in effect from time to time.

      "Hazardous Material" means: (a) any "hazardous substance", as defined by CERCLA; (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended; (c) any petroleum, crude oil or any fraction thereof;
(d) any hazardous, dangerous or toxic chemical, material, waste or substance within the meaning of any Environmental Law; (e) any radioactive material, including any naturally occurring radioactive material, and any source, special or by-product material as defined in 42 U.S.C. Section 2011 et. seq., and any amendments or reauthorizations thereof; (f) asbestos-containing materials in any form or condition; or (g) polychlorinated biphenyls in any form or condition.

      "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under derivative contracts, including interest rate or commodity swap agreements, interest rate or commodity cap agreements and interest rate or commodity collar agreements, and all similar agreements or arrangements.

      "Herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

      "Highest Lawful Rate" is defined in Section 4.11.

      "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Guarantor, any qualification or exception to such opinion or certification (a) which is of a "going concern" or similar nature; (b) which relates to the limited scope of examination of matters relevant to such financial statement; or (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 7.2.4 or the Guarantor to be in default of any of its Obligations under Section 13 of the Guaranty.

      "Including" means including without limiting the generality of any description preceding such term.

      "Indebtedness" of any Person means, without duplication: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations relative to banker's acceptances issued for the account of such Person; (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities; (d) all obligations of such Person to pay the deferred purchase price of property or services (except accounts payable arising in the ordinary course of business), (e) Indebtedness of another Person of the type described in clauses (a), (b), (c) or (d) above secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse (such Indebtedness being the lesser of (i) the value of such property on the books of such Person or (ii) the outstanding principal amount of such Indebtedness); and (f) all Guaranteed Liabilities of such Person in respect of any of the foregoing. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer except to the extent that such Indebtedness by its terms is expressly non-recourse to such general partner or joint venturer.

      "Indemnified Liabilities" is defined in Section 10.4.

      "Indemnified Parties" is defined in Section 10.4.

      "Information" is defined in Section 10.12.

      "Interest Period" means, with respect to Borrowings, the period beginning on (and including) the date on which such Borrowing is made or continued as a Borrowing pursuant to Section 2.5 or 2.6 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Section 2.5, provided, however, that (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates; (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration; (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, if such Interest Period applies to Eurodollar Loans, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and (d) no Interest Period may end later than the Maturity Date.

      "Law" means any law (including, without limitation, any zoning law or ordinance or any Environmental Law), statute, rule, regulation, ordinance, order, directive, code, interpretation, judgment, decree, injunction, writ, determination, award, permit, license, authorization, direction, requirement or decision of and agreement with or by any government or governmental department, commission, board, court, authority, agency, official or officer, domestic or foreign.

      "Lender Affiliate" means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

      "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit 10.10 hereto.

      "Lenders" means the financial institutions listed on the signature pages hereto and their respective successors and assigns in accordance with Section
10.10 (including any commercial lending institution becoming a party hereto pursuant to a Lender Assignment Agreement) or otherwise by operation of law. The sole Lender initially under this Agreement is RBSFI.

      "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or the performance of an obligation.

      "Loan" means the loan made pursuant to Section 2.1 hereof.

      "Loan Documents" means this Agreement, each Borrowing Request, each Borrowing Notice, the Fee Letter, the Guaranty, any note, together in each case with all exhibits, schedules and attachments thereto, and all other agreements and instruments from time to time executed and delivered by the Borrower, the Guarantor or any of their respective Subsidiaries pursuant to or in connection with any of the foregoing.

      "Margin Stock" means "margin stock" within the meaning of Regulation U.

      "Material Adverse Effect" means a material adverse effect on (i) the business, property, financial condition or results of operations of the Borrower and its consolidated Subsidiaries (taken as a whole) or the Guarantor and its consolidated Subsidiaries (taken as a whole) or (ii) the ability of the Borrower or the Guarantor to perform their respective payment obligations under any of the Loan Documents.

      "Maturity Date" shall mean the earlier of:

            (a) February 4, 2009;

            (b) the date on which the Obligations become due and payable pursuant to the terms of Section 3.1.1.; and

            (c) the date on which the Obligations have become due and payable in full pursuant to the terms of Article VIII.

      "Moody's" means Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

      "Obligations" means all obligations (monetary or otherwise) of the Borrower or the Guarantor arising under or in connection with this Agreement and each other Loan Document.

      "Organic Document" means, relative to the Guarantor or the Borrower, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

      "Participant" is defined in Section 10.10.

      "Payment Date" is defined in Section 3.2.3.

      "Payment Office" means The Royal Bank of Scotland Finance (Ireland), IFSC House International Financial Services Centre, Customs House Quay, Dublin, Ireland.

      "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

      "Percentage" means, relative to any Lender, the percentage set forth in
Schedule II attached hereto or set forth in the most recent Lender Assignment Agreement executed by such Lender, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lenders and delivered pursuant to Section 10.10.

      "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

      "Plan" means any Pension Plan or Welfare Plan.

      "Quarterly Payment Date" means the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

      "Rating Agency" means either of S&P or Moody's.

      "RBSFI" is defined in the preamble, and includes its successors and assigns.

      "Regulation U" means any of Regulations T, U or X of the Board of Governors of the Federal Reserve System of the United States of America (the "Board") from time to time in effect and shall include any successor or other regulations or official interpretations of the Board or any successor Person relating to the extension of credit for the purpose of purchasing or carrying Margin Stock and which is applicable to member banks of the Federal Reserve System or any successor Person.

      "Release" means a "release", as such term is defined in CERCLA.

      "Required Lenders" means Lenders in the aggregate holding greater than 50% of the aggregate unpaid principal amount of the outstanding Borrowings and if no Borrowings are outstanding, Lenders having greater than 50% of the then Total Commitment.

      "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as in effect from time to time.

      "Restricted Subsidiary" means any Subsidiary that is not an Unrestricted Subsidiary.

      "S&P" means Standard & Poor's Ratings Group and any successor thereto that is a nationally recognized rating agency.

      "Stockholders' Equity" means, as of the time of any determination thereof is to be made, shareholders' equity of the Guarantor and its consolidated Subsidiaries determined in accordance with GAAP plus the absolute cumulative amount by which such stockholders' equity shall have been reduced by reason of non-cash write downs of oil and gas assets from time to time after the Effective Date.

      "Subsidiary" means any subsidiary of the Borrower or the Guarantor, respectively.

      "subsidiary" means, with respect to any Person, (a) any corporation, limited liability company or other business entity of which more than 50% of the outstanding equity interests having ordinary voting power to elect a majority of the board of directors (or persons performing similar functions) of such corporation, limited liability company or other business entity (irrespective of whether at the time equity interests of any other class or classes of such corporation, limited liability company or other business entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person and (b) any partnership of which such Person, such Person and one or more other Subsidiaries of such Person, or one or more other Subsidiaries of such Person holds more than 50% of the outstanding general partner interests.

      "Taxes" is defined in Section 4.6.

      "Total Asset Value" means, at any time with respect to any assets, the book value of such assets determined in accordance with GAAP.

      "Total Commitment" means the aggregate of all the Lenders' Commitments.

      "Total Debt to Capitalization Ratio" means the ratio of (a) Debt to (b) Capitalization.

      "Total Interest Expense" means with respect to any period for which a determination thereof is to be made, interest expense of the Guarantor and its Subsidiaries on a consolidated basis as determined in accordance with GAAP.

      "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

      "Unrestricted Subsidiary" means any Subsidiary of the Guarantor or the Borrower that is designated on Schedule 6.8 as such or which the Guarantor or the Borrower, as the case may be, has designated in writing to the Agent to be an Unrestricted Subsidiary pursuant to Section 7.1.8, and, in either case, which the Guarantor or the Borrower, as the case may be, has not designated to be a Restricted Subsidiary pursuant to Section 7.1.8.

      "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

      SECTION 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Borrowing Request, Continuation Notice, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

      SECTION 1.3 Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

      SECTION 1.4 Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.3) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 6.5.

                                   ARTICLE II
                      THE FACILITY AND BORROWING PROCEDURES

      SECTION 2.1 Loans. Subject to the terms and conditions of this Agreement, on the Effective Date (provided such Effective Date shall have occurred on or prior to February 9, 2004), each Lender will make one Loan in US Dollars to the Borrower in an amount equal to such Lender's Percentage of the aggregate amount of Loans requested by the Borrower to be made on such day up to but not exceeding such Lender's Commitment. No amounts paid or prepaid with respect to the Loan may be reborrowed. Upon a Lender making such Loan, or if the Effective Date shall not have occurred on or before February 9, 2004 its Commitment shall terminate and it shall have no further Commitment to make Loans.

      SECTION 2.2 Availability of Facility. No Lender shall be permitted or required to make (a) any Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Loans of all Lenders would exceed the Commitment Amount, or (b) any Loan if, after giving effect thereto, the aggregate amount of all Loans of such Lender would exceed the Lender's Percentage of the Commitment Amount.

      SECTION 2.3 Reduction of Commitment Amount.

      SECTION 2.3.1 [Intentionally Blank]

      SECTION 2.3.2 Reduction by RBSFI. RBSFI reserves the right to cancel its Commitment and to demand repayment of the Loans (together with accrued interest and any other sums then outstanding) upon the expiration of one month's written notice to the Borrower, should any event occur which RBSFI determines will affect its status as a company licensed to operate from and be regulated by the International Financial Services Centre, Dublin or which will increase the cost to RBSFI or any associated company of RBSFI, of RBSFI making the Loans or providing the Commitments available or which will or might reduce the amount of any payment received or receivable by RBSFI or any associated company of RBSFI, or its or any associated company of RBSFI's effective return, under this Agreement or the making of the Loans or providing the Commitments, or in any such case any part thereof.

      SECTION 2.4 Eurodollar Loans. Subject to the terms and conditions set forth in Article V, each Loan shall be a Eurodollar Loan. As to any Eurodollar Loan, each Lender may, if it so elects, fulfill its commitment to make such Eurodollar Loan by causing its Eurodollar Office to make such Eurodollar Loan; provided, however, that in such event the obligation of the Borrower to repay such Eurodollar Loan nevertheless shall be to such Lender and shall be deemed to be held by such Lender for the account of such Eurodollar Office.

      SECTION 2.5 Borrowing Procedures for Loans. The Agent shall receive written notice pursuant to a Borrowing Request (in substantially the form of Exhibit 2.5 hereto) from the Borrower on or before 10:00 a.m. Central time, at least three (3) Business Days prior to the date requested for each proposed Borrowing or continuation of a Eurodollar Loan, of the date of such Borrowing or continuation, as the case may be, the amount of such Borrowing or continuation, as the case may be (which shall be in a minimum amount of $5,000,000 and an integral multiple of $1,000,000), and the duration of the initial Eurodollar Interest Period with respect thereto, and the Agent shall advise each Lender thereof promptly thereafter. Not later than 10:00 a.m., Central time, on the date specified in such notice for such Borrowing, each Lender shall provide to the Agent at the Payment Office, same day or immediately available funds covering such Lender's Percentage of the requested Eurodollar Loan. Upon fulfillment of the applicable conditions set forth in Article V with respect to such Eurodollar Loan, the Agent shall make available to the Borrower the proceeds of each Eurodollar Loan (to the extent received from the Lenders) by wire transfer of such proceeds to such account(s) as the Borrower shall have specified in the Borrowing Request.

      SECTION 2.6 Continuation Elections. By delivering a Continuation Notice to the Agent on or before 10:00 a.m., Central time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three (3) nor more than five (5) Business Days' notice that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000 of any Borrowings be continued as a Eurodollar Loan with an Interest Period as set forth in such Continuation Notice (in the absence of delivery of a Continuation Notice with respect to any Eurodollar Loan at least three (3) Business Days before the last day of the then current Interest Period with respect thereto, such Eurodollar Loan shall, on such last day, automatically be continued as a Loan with an Interest Period of one (1) month.

      SECTION 2.7 Funding. Each Lender may, if it so elects, fulfill its obligation to make or continue Eurodollar Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Eurodollar Loan; provided, however, that such Eurodollar Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such Eurodollar Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all Eurodollar Loans by purchasing, as the case may be, Dollar deposits in its Eurodollar Office's interbank eurodollar market.

      SECTION 2.8 Repayment of Loans; Evidence of Debt.

      (a) The Borrower hereby unconditionally promises to pay, unless otherwise provided in this Agreement, to the Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

      (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

      (c) The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder and the Interest Period applicable thereto,
(ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender's share thereof.

      (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

      (e) Any Lender may request that Loans made by it be evidenced by a promissory note, in substantially the form attached as Exhibit 2.8 hereto. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.10.1) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                                   ARTICLE III
                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

      SECTION 3.1 Repayments and Prepayments.

      SECTION 3.1.1 Repayment. The Borrower shall repay in full the unpaid principal amount of each Loan on the Maturity Date. RBSFI reserves the right to demand repayment of the Loans (together with accrued interest and any other sums then outstanding and to cancel its Commitment) upon the expiration of one month's written notice to the Borrower, should any event occur which RBSFI determines will affect its status as a company licensed to operate from and be regulated by the International Financial Services Centre, Dublin or which will increase the cost to RBSFI or any associated company of RBSFI, of RBSFI making the Loans or Commitments available or which will or might reduce the amount of any payment received or receivable by RBSFI or any associated company of RBSFI, or its or any associated company of RBSFI's effective return, under this letter or the making of the Loans or Commitments, or in any such case any part thereof.

      SECTION 3.1.2 Voluntary Prepayments. Prior to any required payment under
Section 3.1.1, the Borrower

      (a) may, from time to time on any Business Day make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that (i) any such prepayment shall be applied to the Lenders among Loans having the same Interest Period; (ii) all such voluntary prepayments shall require at least ninety (90) days' prior written notice to the Agent; and (iii) all such voluntary partial prepayments shall be in an minimum amount of $10,000,000 and an integral multiple of $1,000,000; and

      (b) shall, immediately upon any acceleration of the Maturity Date pursuant to Section 8.2 or Section 8.3, repay all Loans unless, pursuant to Section 8.3, only a portion of all Loans is so accelerated.

Each prepayment of Loans shall be applied, to the extent of such prepayment, in the inverse order of maturity. Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by
Section 4.4.

      SECTION 3.2 Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

      SECTION 3.2.1 Rates. Loans comprising a Borrowing shall accrue interest at a rate per annum during each Interest Period applicable thereto, equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin. All Borrowings shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Borrowing.

      SECTION 3.2.2 Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the sum of the applicable Eurodollar Rate plus the Applicable Margin plus the Default Margin.

      SECTION 3.2.3 Payment Dates. Interest accrued on each Borrowing shall be payable, without duplication on the following dates (each a "Payment Date"): (a) on the Maturity Date; (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the amount of such principal prepaid or repaid; (c) with respect to Borrowings, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, every three months from the first day of such Interest Period); and (d) on that portion of any Borrowings the applicable Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

      SECTION 3.3 Fees. The Borrower agrees to pay the fees set forth in this
Section 3.3. All such fees shall be non-refundable.

      SECTION 3.3.1 Arrangement Fees. The Borrower agrees to pay to the Arranger for its own account, all fees pursuant to that certain fee letter agreement, dated February 4, 2004, among the Borrower, the Guarantor, the Arranger and the Agent, as amended from time to time (the "Fee Letter").

      SECTION 3.3.2 Payment Office. The Borrower shall make all payments (including prepayments) whether on account of principal, interest, fees, or otherwise, without deduction, setoffs, withholding or counterclaim on or prior to 11:00 a.m. (local time) to the Agent at the Payment Office or as otherwise directed by the Agent, for the account of the Lenders in Dollars and in immediately available funds.

                                   ARTICLE IV
                     CERTAIN EURODOLLAR AND OTHER PROVISIONS

      SECTION 4.1 Eurodollar Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Borrowing, the obligations of such Lender to make, continue or maintain any such Borrowings shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist; provided, however, that the obligation of such Lender to make, continue or maintain any such Borrowings shall remain unaffected if such Lender can designate a different Eurodollar Office for the making, continuance or maintenance of Borrowings and such designation will not, in the sole discretion of such Lender, be otherwise disadvantageous to such Lender. In the event that any Lender shall determine that maintenance of such loan as a Eurodollar Loan shall be unlawful, such Lender shall have the right to demand payment of such Lender's Loan within thirty (30) days.

      SECTION 4.2 Deposits Unavailable or Eurodollar Interest Rate Unascertainable. If the Agent shall have determined that, by reason of circumstances affecting the Agent's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Borrowings, then, upon notice from the Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.5.2 and Section 2.6 to make or continue any Borrowings as, Borrowings shall forthwith be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

      SECTION 4.3 Increased Borrowing Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Borrowings. Such Lender shall promptly notify the Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount; provided, however, that such Lender shall designate a different Eurodollar Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole discretion of such Lender, be otherwise disadvantageous to such Lender. Such additional amounts shall be payable by the Borrower directly to such Lender within fifteen days of its receipt of such notice, and such notice shall be rebuttable presumptive evidence of the amount payable by the Borrower.

      SECTION 4.4 Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Borrowing) as a result of (a) any repayment or prepayment of the principal amount of any Borrowings on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise, (b) any Borrowings not being made as Borrowings in accordance with the Borrowing Request, as the case may be, therefor, (c) any Borrowings not being continued as Borrowings in accordance with the

Continuation Notice, or (d) the assignment of any Borrowing other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 4.10, therefor, then, upon the written notice of such Lender to the Borrower (with a copy to the Agent), the Borrower shall, within fifteen days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall be rebuttable presumptive evidence of the amount payable by the Borrower.

      SECTION 4.5 Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments or the Borrowings made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall pay directly to such Lender, within fifteen days, additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return; provided, however, that such Lender shall designate a different Payment Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole discretion of such Lender, be otherwise disadvantageous to such Lender. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall be rebuttable presumptive evidence of the amount payable by the Borrower. In determining such amount, such Lender may use any reasonable method of averaging and attribution that it (in its sole discretion) shall deem applicable.

      SECTION 4.6 Taxes. All payments by the Borrower of principal of, and interest on, the Borrowings and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will, within fifteen days (a) pay directly to the relevant authority the full amount required to be so withheld or deducted; (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and (c) pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

      If any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted; provided that, other than with respect to the payment of any Israeli withholding Taxes as set forth in the last paragraph of this Section 4.6, the Borrower will not be obligated to pay such additional amounts to the Agent or such Lender to the extent that such additional amounts shall have been incurred as a consequence of the Agent's or such Lender's gross negligence or willful misconduct, as the case may be, it being agreed that for purposes hereof it shall not constitute gross negligence or willful misconduct if the Agent or such Lender shall have complied with all reasonable requests of the Borrower with respect thereto.

      If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

      If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section, then such Lender will change the jurisdiction of its applicable Eurodollar Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the sole discretion of such Lender, is not otherwise disadvantageous to such Lender. No Lender shall be entitled to receive any greater payment under this Section as a result of the designation by such Lender of a different applicable Eurodollar Office after the date hereof, unless such designation is made with the Borrower's prior written consent or by reason of the provisions of Sections 4.1,
4.3 or 4.5 requiring such Lender to designate a different applicable Eurodollar Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

      It is anticipated that the Borrower will be required by applicable Israeli law to deduct withholding Taxes from or with respect to sums payable hereunder to the Lenders and the Agent and, with respect to such Taxes, to confirm that the same have been paid to the appropriate governmental authorities or regulatory bodies. Each Lender that is not an Israeli bank and is not subject to Israeli corporation tax with respect to interest payments to it pursuant to this Agreement, shall execute and submit all appropriate instruments and documentation, with a copy to the Agent, as may be required (in the reasonable judgment of such Lender) to allow the Borrower to secure an exemption with respect to, or a reduction in, withholding Tax pursuant to any applicable tax convention or treaty. The Agent shall furnish, or cause to be furnished, to the Borrower within 120 days after the Effective Date a copy of such appropriate documentation. The Borrower shall promptly (and in any event not later than 90 days from receipt) furnish such Lender and the Agent such certificates, receipts and other documents as may be required (in the reasonable judgment of each Lender or Agent) to establish that all required withholding Taxes have been paid. Notwithstanding the provisions of this paragraph, however, the Borrower shall remain obligated pursuant to the first paragraph of this Section 4.6 to make all payments free and clear of all Taxes and to pay such additional amounts, if any, as is necessary in order that the net amounts received by each Lender and the Agent after payment of any Taxes (including any

Taxes on any additional amounts) shall equal the amount such Person would have received had not any such Taxes been asserted.

      SECTION 4.7 Special Fees in Respect of Reserve Requirements. With respect to Borrowings, the Borrower agrees to pay to each Lender on appropriate Payment Dates, as additional interest, such amounts as will compensate such Lender for any cost to such Lender, from time to time, of any reserve, special deposit, special assessment or similar capital requirements against assets of, deposits with or for the account of, or credit extended by, such Lender which are imposed on, or deemed applicable by, such Lender, from time to time, under or pursuant to (i) any Law, treaty, regulation or directive now or hereafter in effect (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System but excluding any reserve requirement included in the definition of Eurodollar Rate in Section 1.1), (ii) any interpretation or application thereof by any governmental authority, agency or instrumentality charged with the administration thereof or by any court, central bank or other fiscal, monetary or other authority having jurisdiction over the Borrowings or the office of such Lender where its Borrowings are lodged, or (iii) any requirement imposed or requested by any court, governmental authority, agency or instrumentality or central bank, fiscal, monetary or other authority, whether or not having the force of law. A written notice as to the amount of any such cost or any change therein (including calculations, in reasonable detail, showing how such Lender computed such cost or change) shall be promptly furnished by such Lender to the Borrower and shall be rebuttable presumptive evidence of such cost or change. The Borrower will not be responsible for paying any amounts pursuant to this Section accruing prior to 180 days prior to the receipt by the Borrower of the written notice referred to in the preceding sentence. Within fifteen (15) days after such certificate is furnished to the Borrower, the Borrower will pay directly to such Lender such additional amount or amounts as will compensate such Lender for such cost or change.

      SECTION 4.8 Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement or any other Loan Document shall be made by the Borrower to the Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., Central time, on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" with respect to Eurodollar Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

      SECTION 4.9 Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set off to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

      SECTION 4.10 Replacement of Lender on Account of Increased Costs, Eurodollar Lending Unlawful, Reserve Requirements, Taxes, Certain Dissents, etc. If RBSFI shall demand payment pursuant to Section 3.1.1 or if any Lender shall claim the inability to make or maintain Borrowings pursuant to Section 4.1 above, if any Lender is owed increased costs under Section 4.5 above, if any payment to any Lender by the Borrower is subject to any withholding tax pursuant to Section 4.6 above, or if any Lender is owed any cost or expense pursuant to
Section 4.7 above, the Borrower shall have the right, if no Event of Default or Default then exists, to replace such Lender with another bank or financial institution provided that (i) if it is not a Lender or an Affiliate thereof, such bank or financial institution shall be reasonably acceptable to the Agent and (ii) such bank or financial institution shall unconditionally purchase, in accordance with Section 10.10 hereof, all of such Lender's rights and obligations under this Agreement and the other Loan Documents and the appropriate pro rata share of such Lender's Loans and Commitments, without recourse or expense to, or warranty by, such Lender being replaced for a purchase price equal to the aggregate outstanding principal amount of the Loans payable to such Lender, plus any accrued but unpaid interest on such Loans, plus accrued but unpaid fees in respect of such Lender's Borrowings and Percentage of the Commitments hereunder to the date of such purchase on a date therein specified. The Borrower shall be obligated to pay, simultaneously with such purchase and sale, the increased costs, amounts, expenses and taxes under Sections 4.1, 4.5, 4.6, and 4.7 above, any amounts payable under Section 4.4 and all other costs, fees and expenses payable to such Lender hereunder and under the Loan Documents, to the date of such purchase as well as all other Obligations due and payable to or for the benefit of such Lender; provided, that if such bank or financial institution fails to purchase such rights and obligations, the Borrower shall continue to be obligated to pay the increased costs, amounts, expenses and taxes under Sections 4.1, 4.5, 4.6, and 4.7 above to such Lender.

      SECTION 4.11 Maximum Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the obligations of the Borrower to the Agent and each Lender under this Agreement shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Agent or such Lender limiting rates of interest which may be charged or collected by the Agent or such Lender. Accordingly, if the transactions contemplated hereby would be usurious under applicable law with respect to the Agent or a Lender then, in that event, notwithstanding anything to the contrary in this Agreement, it is agreed as follows: (a) the provisions of this Section shall govern and control; (b) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Agreement, or under any of the other aforesaid agreements or otherwise in connection with this Agreement by the Agent or such Lender shall under no circumstances exceed the maximum amount of interest allowed by applicable law (such maximum lawful interest rate, if any, with respect to such Lender herein called the "Highest Lawful Rate"), and any excess shall be credited to the Borrower by the Agent or such Lender (or, if such consideration shall have been paid in full, such excess refunded to the Borrower); (c) all sums paid, or agreed to be paid, to the Agent or such Lender for the use, forbearance and detention of the Indebtedness of the Borrower to the Agent or such Lender hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof; and (d) if at any time the interest provided pursuant to Section 3.2 together with any other fees payable pursuant to this Agreement and the other Loan Documents and deemed interest under applicable law, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees to accrue to the Agent or such Lender pursuant to this Agreement shall be limited, notwithstanding anything to the contrary in this Agreement to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions, as applicable, shall not reduce the interest to accrue to the Agent or such Lender pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement and such fees deemed to be interest equals the amount of interest which would have accrued to the Agent or such Lender if a varying rate per annum equal to the interest provided pursuant to Section 3.2 had at all times been in effect, plus the amount of fees which would have been received but for the effect of this Section.

                                    ARTICLE V
                                   CONDITIONS

      SECTION 5.1 Effective Date. The obligations of the Lenders to fund the Borrowing shall be subject to the prior satisfaction, or waiver in writing by the Agent (with the consent of Required Lenders) of each of the conditions precedent set forth in this Section 5.1.

      SECTION 5.1.1 Resolutions, etc. The Agent shall have received from each of the Borrower and the Guarantor a certificate, dated the Effective Date, of its Secretary or Assistant Secretary as to (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document to be executed by it and to have the proceeds of the Loan funded into such account in the U.S. as the Borrower shall designate; (b) the incumbency and signatures of its Authorized Officers, upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of the Borrower or the Guarantor, as the case may be, canceling or amending such prior certificate and (c) a list of the names, occupations and business addresses, and, in the case of the Guarantor (to the extent reasonably available) and in the case of the Borrower, date of birth, of each of its directors.

      SECTION 5.1.2 Guaranty. The Agent shall have received the Guaranty duly executed by the Guarantor.

      SECTION 5.1.3 Opinions of Counsel. The Agent shall have received a favorable opinion, dated the Effective Date and addressed to the Agent and all Lenders, from (a) Skadden Arps Slate Meagher & Flom, counsel to the Borrower and the Guarantor, and (b) Maples and Calder, Cayman Islands counsel to the Borrower, substantially in the form of Exhibit 5.1.3 hereto or otherwise acceptable to the Agent and its counsel.

      SECTION 5.1.4 Fee Letters, Closing Fees, Expenses, etc. The Agent shall have received the Fee Letter duly executed by the Borrower. The Agent shall also have received for its own account, or for the account of the Arranger and each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 10.3, if then invoiced.

      SECTION 5.1.5 Material Adverse Change. There shall have been no material adverse change in the consolidated business, condition (financial or otherwise), operations, performance or properties of any of the Guarantor and its consolidated Subsidiaries taken as a whole since June 30, 2003, except as disclosed in Item 5.1.5 of the Disclosure Schedule.

      SECTION 5.1.6 Organic Documents, etc. The Agent shall have received copies of the Organic Documents of each of the Borrower and the Guarantor, together with all amendments thereto, and a certificate of good standing or equivalent document as to each of the Borrower and Guarantor, each certified by the appropriate governmental officer in its jurisdiction of incorporation or formation, as well as any other information required by Section 326 of the USA PATRIOT ACT or necessary for the Agent or any Lender to verify the identity of the Borrower and the Guarantor as required by Section 326 of the USA PATRIOT Act.

      SECTION 5.1.7 Other Documents. Such other documents as the Agent or any Lender may have reasonably requested.

      SECTION 5.2 Additional Conditions to Borrowing. The obligation of each Lender to fund the Borrowing shall be subject to the satisfaction of each of the conditions precedent set forth in this Section.

      SECTION 5.2.1 Compliance with Warranties, No Default, etc. Both before and after giving effect to such Borrowing (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct (a) the representations and warranties set forth in Article VI shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and (b) no Default or Event of Default shall have then occurred and be continuing.

      SECTION 5.2.2 Borrowing Request. The Agent shall have received a Borrowing Request for such Borrowing. Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

      SECTION 5.2.3 Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower, the Guarantor or any of their respective Subsidiaries shall be satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or its counsel may reasonably request.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

      In order to induce the Lenders and the Agent to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants unto the Agent and each Lender as set forth in this Article VI.

      SECTION 6.1 Organization, etc. The Borrower, the Guarantor and each of their respective Restricted Subsidiaries is a corporation, partnership, limited partnership or limited liability company validly organized and existing and in good standing under the laws of the State of its incorporation, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement and each other Loan Document to which it is a party and to conduct its business substantially as currently conducted by it (except where the failure to be so qualified to do business or be in good standing or to hold any such licenses, permits and other approvals will not have a Material Adverse Effect).

      SECTION 6.2 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each of the Borrower and the Guarantor of this Agreement and each other Loan Document executed or to be executed by it, and the Borrower's or the Guarantor's participation in any transaction contemplated herein are within the Borrower's or the Guarantor's, as the case may be, powers, have been duly authorized by all necessary corporate action, and do not (a) contravene the Borrower's or the Guarantor's Organic Documents; (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or the Guarantor; or (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's or the Guarantor's properties.

      SECTION 6.3 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or the Guarantor of this Agreement or any other Loan Document to which it is a party, or for the Borrower's or the Guarantor's participation in any transaction contemplated herein, except as have been obtained. Neither the Guarantor, the Borrower nor any of their respective Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION 6.4 Validity, etc. This Agreement constitutes, and each other Loan Document executed by the Borrower or the Guarantor will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower or the Guarantor, as the case may be, enforceable in accordance with their respective terms except as (i) enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

      SECTION 6.5 Financial Information. The balance sheets of (a) the Guarantor and each of its consolidated Subsidiaries and (b) the Borrower and each of its consolidated Subsidiaries in each case as at September 30, 2003, and the related statements of earnings and cash flow, copies of which have been furnished to the Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended except as disclosed in Item 6.5 of the Disclosure Schedule.

      SECTION 6.6 No Material Adverse Change. As of the Effective Date, since the date of the financial statements described in Section 6.5, there has been no material adverse change in the financial condition, operations, assets, business or properties of the Borrower and its Restricted Subsidiaries (on a consolidated basis), or of the Guarantor and its Restricted Subsidiaries (on a consolidated basis) except as disclosed in Item 5.1.5 of the Disclosure Schedule.

      SECTION 6.7 Litigation, Labor Controversies, etc. As of the Effective Date, there is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, or labor controversy affecting the Borrower, the Guarantor or any of their respective Restricted Subsidiaries, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of, and the rights and remedies of the Agent and the Lenders under, this Agreement or any other Loan Document, except as disclosed in Item 6.7 of the Disclosure Schedule.

      SECTION 6.8 Subsidiaries. Schedule 6.8 sets forth the name, the identity or corporate structure and the ownership interest of each direct or indirect Subsidiary of the Borrower and of the Guarantor, respectively, as of the Effective Date. Schedule 6.8 also sets forth the name of each Restricted Subsidiary and Unrestricted Subsidiary of the Borrower and of the Guarantor, respectively, as of the Effective Date. As of the Effective Date, neither the Borrower nor the Guarantor has any Subsidiaries other than the Subsidiaries identified in Schedule 6.8.

      SECTION 6.9 Taxes. Each of the Borrower, the Guarantor, each of their respective Restricted Subsidiaries and each of their respective Unrestricted Subsidiaries which is a member of the Guarantor's consolidated federal income tax group has filed all federal tax returns and reports and all material state tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books except such returns and taxes for jurisdictions other than the United States with respect to which the failure to file and pay such taxes would not have a Material Adverse Effect.

      SECTION 6.10 Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of the Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien securing an amount in excess of $1,000,000 under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Guarantor, the Borrower or any member of the Controlled Group of any liability, fine or penalty which could reasonably be expected to result in a Material Adverse Effect. Except as disclosed in Item 6.10 of the Disclosure Schedule, neither the Guarantor nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

      SECTION 6.11 Environmental Warranties and Compliance. The liabilities and costs of the Guarantor, the Borrower and their respective consolidated Restricted Subsidiaries related to compliance with applicable Environmental Laws (as in effect on the date on which this representation is made or deemed made) could not reasonably be expected to have a Material Adverse Effect.

      SECTION 6.12 Regulation U. None of the Guarantor, the Borrower or any of their respective Subsidiaries are engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, Regulation U.

      SECTION 6.13 Accuracy of Information. No certificate, statement or other information delivered herewith or hereto by or on behalf of the Borrower or the Guarantor, as the case may be, in writing to the Agent or any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a fact or omits to state any fact known to the Guarantor or Borrower or its Subsidiaries, as the case may be, necessary to make the statements contained herein or therein not misleading as of the date made or deemed made, except to the extent that any untrue statement or omission could not reasonably be expected to have a Material Adverse Effect.

      SECTION 6.14 Use of Proceeds. The proceeds of each Borrowing shall be used for the general corporate purposes of the Borrower and its Subsidiaries.

                                   ARTICLE VII
                                    COVENANTS

      SECTION 7.1 Affirmative Covenants. The Borrower agrees with the Agent and each Lender that, until all Obligations have been paid and performed in full, the Borrower will perform the obligations as set forth in this Section 7.1.

      SECTION 7.1.1 Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender and the Agent copies of the following financial statements, reports, notices and information:

      (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial Authorized Officer of the Borrower as having been prepared in accordance with GAAP;

      (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Guarantor, consolidated balance sheets of the Guarantor and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of the Guarantor and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial Authorized Officer of the Guarantor as having been prepared in accordance with GAAP;

      (c) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the annual report for such Fiscal Year for the Borrower and its Subsidiaries, including therein consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, in each case certified by the chief financial Authorized Officer of the Borrower as having been prepared in accordance with GAAP;

      (d) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Guarantor, a copy of the annual audit report for such Fiscal Year for the Guarantor and its Subsidiaries, including therein consolidated balance sheets of the Guarantor and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Guarantor and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) as having been prepared in accordance with GAAP in a manner acceptable to the Agent and the Required Lenders by independent public accountants of recognized national standing;

      (e) [Intentionally Blank];

      (f) as soon as available and in any event at the time of each delivery of financial reports under subsections (b) and (d) of this Section 7.1.1, a certificate, executed by the chief financial Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) compliance with the financial covenants set forth in Section 7.2.3;

      (g) promptly, and in any event within three Business Days after an Authorized Officer of the Borrower, the Guarantor or any of their respective Subsidiaries becomes aware of the existence of the occurrence of each Default, a statement of the chief executive officer or the chief financial Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower or the Guarantor has taken and proposes to take with respect thereto;

      (h) promptly, and in any event within three Business Days after an Authorized Officer of the Borrower or the Guarantor or any of their respective Subsidiaries becomes aware of (x) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in
Section 6.7 which would have or reasonably be expected to have a Material Adverse Effect, or (y) the commencement of any material labor controversy, litigation, action, proceeding of the type described in Section 6.7 which would have or reasonably be expected to have a Material Adverse Effect, notice thereof and copies of all documentation relating thereto requested by the Agent or any Lender;

      (i) promptly after the sending or filing thereof, copies of all reports and registration statements which the Guarantor, the Borrower or any of their respective Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

      (j) immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Guarantor or the Borrower of any liability, fine or penalty, or any increase in the contingent liability of the Guarantor or the Borrower with respect to any post-retirement Welfare Plan benefit which would have or could reasonably be expected to have a Material Adverse Effect, notice thereof and copies of all documentation relating thereto; and

      (k) such other information respecting the condition or operations, financial or otherwise, of the Guarantor, the Borrower or any of their respective Subsidiaries as any Lender through the Agent may from time to time reasonably request.

      SECTION 7.1.2 Compliance with Laws, etc. The Borrower will, and will cause the Guarantor and each of its respective Subsidiaries to, comply with all Laws, such compliance to include, without limitation: (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation, (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books and (c) all Environmental Laws; except; in each case, where the failure to so comply would not have or would not reasonably be expected to have a Material Adverse Effect.

      SECTION 7.1.3 Maintenance of Properties. The Borrower will, and will cause the Guarantor and each of its respective Restricted Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Guarantor or the Borrower, as applicable, determines in good faith that the continued maintenance of any of its properties is no longer economically desirable or unless failure to so preserve, maintain, protect or keep its properties would not reasonably be expected to have a Material Adverse Effect.

      SECTION 7.1.4 Insurance. The Borrower will, and will cause the Guarantor and each of its Restricted Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses in similar locations.

      SECTION 7.1.5 Books and Records. The Borrower will, and will cause the Guarantor and each of its respective Subsidiaries to, keep books and records which accurately reflect, in accordance with GAAP, all of its business affairs and transactions and permit the Agent or its representatives, at reasonable times and intervals and upon reasonable prior notice to the Borrower or the Guarantor, as applicable, to visit all of its offices, to discuss its financial matters with its officers and employees and to examine any of its books or other corporate records; provided, however, that prior notice to the Borrower or the Guarantor shall not be required if an Event of Default has occurred or is continuing.

      SECTION 7.1.6 Conduct of Business. The Borrower will, and will cause the Guarantor and each of its Restricted Subsidiaries to, cause all material properties and businesses to be regularly conducted, operated, maintained and developed in a good and workmanlike manner, as would a prudent operator and in accordance with all applicable federal, state and local laws, rules and regulations, except for any failure to so operate, maintain and develop that could not reasonably be expected to have a Material Adverse Effect.

      SECTION 7.1.7 Subsidiaries; Unrestricted Subsidiaries. The Borrower will, and will cause the Guarantor to:

      (a) if any additional Subsidiary is formed or acquired after the Effective Date, notify the Agent thereof and whether such Subsidiary is an Unrestricted Subsidiary or a Restricted Subsidiary.

      (b) cause the management, business and affairs of the Borrower, the Guarantor and their Restricted Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting Properties of the Borrower, the Guarantor and their respective Subsidiaries to be commingled) so that each Unrestricted Subsidiary that is a corporation will be treated as a corporate entity separate and distinct from the Guarantor, Borrower and the Restricted Subsidiaries;

      (c) except as permitted by Section 7.2.5, not, and not permit any of the Restricted Subsidiaries to incur any Guaranteed Liabilities in respect of any Indebtedness of any of the Unrestricted Subsidiaries; and

      (d) not permit any Unrestricted Subsidiary to hold any equity or other ownership interest in, or any Indebtedness of, any Restricted Subsidiary.

      SECTION 7.1.8 Designation and Conversion of Restricted and Unrestricted Subsidiaries.

      (a) Unless designated as an Unrestricted Subsidiary on Schedule 6.8 as of the date of this Agreement or thereafter in writing to the Agent, any Person that becomes a Subsidiary of the Borrower, the Guarantor or any of their Restricted Subsidiaries shall be classified as a Restricted Subsidiary.

      (b) The Borrower may designate any Subsidiary (including a newly formed or newly acquired Subsidiary of the Guarantor) as an Unrestricted Subsidiary if (i) the representations and warranties of the Guarantor and its Restricted Subsidiaries contained in each of the Loan Documents are true and correct on and as of such date as if made on and as of the date of such designation (or, if stated to have been made expressly as of an earlier date, were true and correct as of such date), and (ii) after giving effect to such designation, no Default or Event of Default would exist; provided, however, that the Guarantor may not designate EDC as an Unrestricted Subsidiary. Except as provided in this Section, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

      (c) The Guarantor may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if after giving effect to such designation, (i) the representations and warranties of the Guarantor and its Restricted Subsidiaries contained in each of the Loan Documents are true and correct on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct as of such date), and (ii) after giving effect to such designation, no Default or Event of Default would exist.

      SECTION 7.2 Negative Covenants. The Borrower agrees with the Agent and each Lender that, until all Obligations have been paid and performed in full, the Borrower will perform the obligations as set forth in this Section 7.2.

      SECTION 7.2.1 Business Activities. The Borrower will not, and will not permit the Guarantor or any of its Restricted Subsidiaries to, engage in any business activity if, as a result thereof, the Borrower or the Guarantor and their respective Restricted Subsidiaries taken as a whole would no longer be principally engaged in the business of oil, gas and energy exploration, development, production, processing and marketing and such activities as may be incidental or related thereto.

      SECTION 7.2.2 Liens. The Borrower will not permit the Guarantor or any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

      (a) Liens securing payment of the Obligations, granted pursuant to any Loan Document;

      (b) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

      (c) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

      (d) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

      (e) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

      (f) Liens on cash or cash-equivalents securing Hedging Obligations of the Guarantor or any of its Restricted Subsidiaries not in excess in the aggregate of $50,000,000 for all such cash and cash equivalents;

      (g) Liens in favor of the United States of America or any state thereof or any department, agency, instrumentality or political subdivision of any such jurisdiction to secure partial, progress, advance or other payments pursuant to any contract or statute;

      (h) Liens required by any contract or statute in order to permit the Guarantor or a Restricted Subsidiary to perform any contract or subcontract made by it with or at the request of the United States of America, any state or any department, agency or instrumentality or political subdivision of either;

      (i) Liens which exist prior to the time of acquisition upon any assets acquired by the Guarantor or any Restricted Subsidiary (including Liens on assets of any Person at the time of the acquisition of the capital stock or assets of such Person or a merger with or consolidation with such Person by the Guarantor or a Restricted Subsidiary), provided that (i) the Lien shall attach solely to the assets so acquired (or of the Person so acquired, merged or consolidated), and (ii) in the case of Liens securing Indebtedness the aggregate principal amount of all Indebtedness of Restricted Subsidiaries secured by such Liens shall be permitted by the limitations set forth in Section 7.2.5;

      (j) Liens securing Indebtedness owing by any Restricted Subsidiary to the Guarantor;

      (k) Liens under operating agreements, unitization agreements, pooling orders, and similar arrangements;

      (l) Liens set forth on Schedule 7.2 which are existing on the Effective Date;

      (m) Liens on debt of or equity interests in a Person that is not a Restricted Subsidiary;

      (n) Any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses of this Section or of any Indebtedness secured thereby; provided that in the case of Liens securing Indebtedness, the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement Lien shall be limited to all or part of substantially the same property or revenue subject of the Lien extended, renewed or replaced (plus improvements on such property); and

      (o) additional Liens upon assets of the Guarantor, the Borrower and their Restricted Subsidiaries created after the date hereof, provided that (i) the aggregate Indebtedness secured thereby and incurred on or after the date hereof shall not exceed two and one-half percent (2 -1/2%) of Stockholders' Equity in the aggregate at any one time outstanding and (ii) that such Liens do not encumber or attach to any equity interest in a Restricted Subsidiary.

      SECTION 7.2.3 Financial Covenants. The Borrower will not permit the Guarantor to:

      (a) EBITDAX to Total Interest Expense. Permit the ratio of EBITDAX to Total Interest Expense for any consecutive period of four fiscal quarters ending on the last day of a fiscal quarter to be less than 4.0:1.0.

      (b) Total Debt to Capitalization. Permit its Total Debt to Capitalization Ratio, expressed as a percentage, to exceed 60% at any time.

      (c) Minimum Total Asset Value. Permit the Total Asset Value of its Restricted Subsidiaries to be less than $800,000,000 at any time.

      SECTION 7.2.4 Restricted Payments, etc. On and at all times after the Effective Date, the Borrower will not permit the Guarantor to declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Guarantor or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Guarantor (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its or the Guarantor's Restricted Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its or the Guarantor's Restricted Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Guarantor, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Guarantor, if, after giving effect thereto, a Default or an Event of Default shall have occurred and be continuing or been caused thereby.

      SECTION 7.2.5 Indebtedness. The Borrower will not permit any of the Guarantors or Restricted Subsidiaries to, contract, create, incur or assume any Indebtedness, except:

      (a) Indebtedness of a Restricted Subsidiary owed to the Borrower or the Guarantor or another Restricted Subsidiary;

      (b) Indebtedness of a Restricted Subsidiary which exists prior to the time of the acquisition of such Subsidiary by the Borrower or the Guarantor or any Restricted Subsidiary (including Indebtedness at the time of the acquisition of the capital stock or assets of such Person or a merger with or consolidation with such Person by the Borrower or the Guarantor or a Restricted Subsidiary) and any extensions, renewals or replacements of such Indebtedness, provided that the aggregate principal amount of such Indebtedness and any extensions, renewals or replacements thereof shall not exceed the principal amount of such Indebtedness at the time such Person becomes a Subsidiary; and

      (c) other Indebtedness in an aggregate amount not to exceed an amount equal to five percent (5%) of Stockholders' Equity.

      SECTION 7.2.6 Consolidation, Merger, etc. The Borrower will not and will not permit the Guarantor or any of its Restricted Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except (a) any such Restricted Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Guarantor, the Borrower or any other Restricted Subsidiary, and the assets or stock of any Restricted Subsidiary may be purchased or otherwise acquired by the Guarantor, the Borrower or any other Restricted Subsidiary; and (b) so long as no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto, the Guarantor, the Borrower or any of their respective Restricted Subsidiaries may purchase all or substantially all of the assets of any Person, or acquire such Person by merger (as long as the Borrower, the Guarantor or such Restricted Subsidiary is the surviving entity).

      SECTION 7.2.7 Negative Pledges, Restrictive Agreements, etc. The Borrower will not (a) enter into any agreement prohibiting or restricting the ability of the Borrower to amend or otherwise modify this Agreement or any other Loan Document to which it is a party or (b) permit the Guarantor or any of its Restricted Subsidiaries to enter into any agreement (excluding the Guaranty and any agreement governing any Indebtedness not prohibited under this Agreement) prohibiting the creation or assumption of any Lien upon its material properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower or the Guarantor to amend or otherwise modify any Loan Document to which it is a party. The foregoing shall not prohibit agreements entered into or acquired in the ordinary course of business regarding specific properties or assets which restrict or place conditions on the transfer of or the creation of a Lien on such properties or assets or the revenues derived therefrom, but which do not affect other unrelated properties, assets or revenues. The Borrower will not permit the Guarantor nor any of its Restricted Subsidiaries to, enter into any agreement prohibiting the ability of any Restricted Subsidiary to make any payments, directly or indirectly, to the Guarantor by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Restricted Subsidiary to make any payment, directly or indirectly, to the Guarantor.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

      SECTION 8.1 Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

      SECTION 8.1.1 Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of any principal of any Loan, or the Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any interest on any Loan, of any fee hereunder or of any other Obligation.

      SECTION 8.1.2 Breach of Warranty. Any representation or warranty of the Borrower or the Guarantor, as the case may be, made or deemed to be made hereunder or in any other Loan Document executed by it or any certificates delivered pursuant to Article V is or shall be incorrect in any material respect when made or deemed made.

      SECTION 8.1.3 Non-Performance of Certain Covenants and Obligations. The Guarantor shall default in the due performance and observance of any of its obligations under Section 7.2.2 or 7.2.3, or the Borrower or the Guarantor, as the case may be, shall default in the due performance and observance of any of its obligations under 7.2.6 or 7.2.7; provided that the imposition of any non-consensual Lien that is not permitted to exist pursuant to Section 7.2.2 shall not be deemed to constitute an Event of Default hereunder until thirty
(30) days after the date of such imposition.

      SECTION 8.1.4 Non-Performance of Other Covenants and Obligations. The Borrower or the Guarantor, as the case may be, shall default in the due performance and observance of any other provision contained herein (not constituting an Event of Default under the preceding provisions of this Section 8.1) or any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower or the Guarantor, as the case may be, by the Agent.

      SECTION 8.1.5 Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Guarantor or any of its Restricted Subsidiaries having a principal amount, individually or in the aggregate, in excess of $35,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

      SECTION 8.1.6 Judgments. Any judgment or order for the payment of money in excess of $35,000,000 shall be rendered against the Guarantor, the Borrower or any of their Restricted Subsidiaries if such excess is not fully covered by valid and collectible insurance in respect thereof, the payment of which is not being disputed or contested by the insurer or the insurers, and either (i) proper or valid enforcement or levying proceedings shall have been commenced by any creditor upon such judgment or order or (ii) such judgment or order shall continue unsatisfied and unstayed for a period of thirty (30) consecutive days.

      SECTION 8.1.7 Pension Plans. Any of the following events shall occur with respect to any Pension Plan (a) the institution of any steps by the Guarantor or the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Guarantor or the Borrower, as the case may be, or any such member could be required to make a contribution to such Pension Plan in excess of $35,000,000; or (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA to the extent such action could reasonably be expected to have a Material Adverse Effect.

      SECTION 8.1.8 Change in Control. Any Change in Control shall occur.

      SECTION 8.1.9 Bankruptcy, Insolvency, etc. The Guarantor, the Borrower or any of their Restricted Subsidiaries shall (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due; (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Guarantor, the Borrower or any of their Restricted Subsidiaries or any substantial portion of the property of any thereof, or make a general assignment for the benefit of creditors; (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Guarantor, the Borrower or any of their Restricted Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Guarantor, the Borrower and each Restricted Subsidiary hereby expressly authorizes the Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Guarantor, the Borrower or any of their Restricted Subsidiaries, and, if any such case or proceeding is not commenced by the Guarantor, the Borrower or such Restricted Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Guarantor, the Borrower or such Restricted Subsidiary, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Guarantor, the Borrower and each Restricted Subsidiary hereby expressly authorizes the Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or
(e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

      SECTION 8.1.10 Guarantor and its Subsidiaries. Irrespective of any reason for the failure of Borrower to cause Guarantor or any Subsidiary to take, or refrain from taking, any action which Borrower has undertaken herein to cause Guarantor or any Subsidiary to take or refrain from taking, the failure of Guarantor or such Subsidiary to take, or refrain from taking, any such action as and in the manner in which Guarantor or such Subsidiary would have taken such action had Borrower complied with such undertaking.

      SECTION 8.2 Action if Bankruptcy. If any Event of Default described in
Section 8.1.9 shall occur with respect to the Guarantor, the Borrower or any Restricted Subsidiary, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Borrowings and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

      SECTION 8.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in Section 8.1.9 with respect to the Guarantor, the Borrower or any Restricted Subsidiary) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Borrowings and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, as the case may be, and/or the Commitments shall terminate.

                                   ARTICLE IX
                                    THE AGENT

      SECTION 9.1 Actions. Each Lender hereby appoints RBSFI as the Agent under this Agreement and each other Loan Document. Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agent, pro rata according to such Lender's Percentage, WHETHER OR NOT RELATED TO ANY SINGULAR, JOINT OR CONCURRENT NEGLIGENCE OF THE AGENT, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent in any way relating to or arising out of this Agreement and any other Loan Document, including reasonable attorneys' fees, and as to which the Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Agent's gross negligence or willful misconduct. The Agent shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent shall be or become inadequate, in the Agent's determination, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except as expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

      SECTION 9.2 Funding Reliance, etc. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., Central time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent, at the Eurodollar Rate plus the Applicable Margin.

      SECTION 9.3 Exculpation. Neither the Agent, nor any of its directors, officers, employees or agents, shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Agent shall not obligate it to make any further inquiry or to take any action. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agent believes to be genuine and to have been presented by a proper Person.

      SECTION 9.4 Successor. The Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Agent at any time shall resign, the Required Lenders may appoint another Lender as the successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After a retiring Agent's resignation hereunder as a Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement, and Section 10.4 (and, with respect to the Agent, Section 10.3) shall continue to inure to its benefit.

      SECTION 9.5 Loans by the Agent. The Agent shall have the same rights and powers with respect to the Loans made by it or any of its Affiliates and may exercise the same as if it were not the Agent. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Agent hereunder.

      SECTION 9.6 Credit Decisions. Each Lender acknowledges that it has made its own credit decision to extend its Commitments hereunder (i) independently of the Agent and each other Lender, and (ii) based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate. Each Lender also acknowledges that it will continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document
(i) independently of the Agent and each other Lender, and (ii) based on such other documents, information and investigations as it shall deem appropriate at any time.

      SECTION 9.7 Copies, etc. The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.

                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

      SECTION 10.1 Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver which would: (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender; (b) modify this Section 10.1, change the definition of "Required Lenders", reduce any fees described in Article III or extend the Maturity Date, shall be made without the consent of each Lender; (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the Lender which made such Loan; or (d) affect adversely the interests, rights or obligations of the Agent shall be made without the consent of the Agent; provided, further, that no such amendment, modification or waiver which would either increase any Commitment, Commitment Amount or the Percentage of any Lender, or modify the rights, duties or obligations of the Agent, shall be effective without the consent of such Lender or the Agent, as applicable. No failure or delay on the part of the Agent or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

      SECTION 10.2 Notices.

      (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

           (i)  if to the Borrower, to:

                Noble Energy Mediterranean Ltd.
                Nolton Houston 3rd Floor, 14 Shenkar Street
                P.O.B. 12550, Herzlia Pituach, 46733
                Israel
                Tel: 972 (9) 9516565 Extension 104
                Facsimile:  972(9) 9516050
                ogruber@nobleenergyinc.com

                With a copy to:

                Brian A. Bradshaw
                Skadden, Arps, Slate, Meagher & Flom LLP
                1600 Smith, Suite 4400
                Houston, Texas  77002
                Tel: (713) 655-5200
                bbradsha@skadden.com

           (ii) if to the Agent or RBSFI, to:

                The Royal Bank of Scotland Finance (Ireland)
                IFSC House International Financial Services Centre,
                Customs House
                Quay, Dublin, Ireland
                Attention:  John Turner, Director
                Facsimile:  011 353 1643 1672

                With a copy to:

                Jim Grove, Esq.
                The Royal Bank of Scotland
                600 Travis Street
                Suite 6070
                Houston, Texas  77002

           (iii) if to any other Lender, to it at its address (or telecopy number) provided to the Agent and the Borrower.

      (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Agent and the applicable Lender. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

      (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

      SECTION 10.3 Payment of Costs, Expenses and Taxes. The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of (i) the Agent (including, without limitation, the reasonable fees and out-of-pocket expenses of Mayer, Brown, Rowe & Maw LLP) in connection with the preparation, negotiation, execution, delivery, syndication and administration of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modification to this Agreement or any other Loan Document and (ii) the Agent and the Lenders in connection with the enforcement by the Lenders or the Agent of, or the protection of rights under, this Agreement and each other Loan Document. The Agent, the Arranger and each Lender agree to the extent feasible, and to the extent a conflict of interest does not exist in the reasonable opinion of the Agent, the Arranger or any Lender, to use one law firm in each jurisdiction in connection with the foregoing, to the extent they seek reimbursement for the expenses thereof from the Borrower. Each Lender agrees to reimburse the Agent on demand for such Lender's pro rata share (based upon its respective Percentage) of any such costs or expenses not paid by the Borrower. In addition, the Borrower agrees to pay, and to save the Agent, the Arranger, and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Borrowings hereunder, or of any other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.

      SECTION 10.4 Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Agent, the Arranger and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties"), WHETHER OR NOT RELATED TO ANY NEGLIGENCE OF THE INDEMNIFIED PARTIES, free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan; the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties; any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Guarantor, the Borrower or any of their Restricted Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Agent, the Arranger or such Lender is party thereto; any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Guarantor, the Borrower or any of their Restricted Subsidiaries of any Hazardous Material; or the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Guarantor, the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Guarantor, the Borrower or such Subsidiary, except for any such Indemnified Liabilities which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the relevant Indemnified Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

      SECTION 10.5 Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments.

      SECTION 10.6 Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 10.7 Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

      SECTION 10.8 Governing Law; Entire Agreement. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF

RELATING TO CONFLICTS OF LAWS EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

      SECTION 10.9 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that: (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.10.

      SECTION 10.10 Sale and Transfer of Loans and Commitments; Participations in Loans and Commitments. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this Section.

      SECTION 10.10.1 Assignments. Any Lender (a) with the written consent of the Borrower (provided that the consent of the Borrower shall not be required if an Event of Default has occurred and is continuing) and the Agent (which consent of the Borrower, if applicable, and the Agent shall not be unreasonably delayed or withheld), may at any time assign and delegate to one or more commercial banks or other financial institutions, and (b) with notice to the Borrower and the Agent, but without the consent of the Borrower or the Agent, may assign and delegate to any of its Affiliates or to any other Lender or Lender Affiliate (each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans and Commitments (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitments) in a minimum aggregate amount of $5,000,000; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in the last sentence of Section 4.6 and further, provided, however, that, the Borrower and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until (i) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender, (ii) such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment Agreement, accepted by the Agent, (iii) such Assignee Lender shall have delivered to the Agent an Administrative Questionnaire, and (iii) the processing fees described below shall have been paid.

      From and after the date that the Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Accrued interest on that part of the predecessor Loans and Commitments, and accrued fees, shall be paid as provided in the Lender Assignment

Agreement. Accrued interest on that part of the predecessor Loans and Commitments shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500. Any attempted assignment and delegation not made in accordance with this Section shall be null and void.

      SECTION 10.10.2 Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments or other interests of such Lender hereunder; provided, however, that (a) no participation contemplated in this Section 10.10 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document, (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations, (c) the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents, (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Section 10.1, and (e) the Borrower shall not be required to pay any amount under Section
4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold. The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9 and 10.4, shall be considered a Lender; provided that this sentence shall not obligate the Borrower to pay more under such Sections that it would be obligated to pay had no such participation been granted.

      SECTION 10.10.3 Pledge by Lender. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      SECTION 10.11 Other Transactions. Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

      SECTION 10.12 Confidentiality. The Agent and each of the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or self-regulatory body, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any hedging agreement, (g) with the consent of Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section by any Person or (ii) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than Borrower or any of its Affiliates. For the purposes of this Section, "Information" means all information received from the Borrower or its Affiliates relating to Borrower and its Subsidiaries or their business, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by Borrower or any of its Affiliates. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Furthermore, this obligation of confidentiality shall not apply to, and the Agent and the Lenders (and each Person employed or retained by the Agent or Lenders who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans) may disclose to any Person, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the Loan transactions contemplated by this Agreement and the other Loan Documents, and all materials of any kind (including opinions or other tax analyses) related thereto that are or have been provided to such Agent or Lender relating to such tax treatment or tax structure. With respect to any document or similar item that in either case contains confidential information concerning such tax treatment or tax structure of the Loan transactions contemplated by this Agreement and the other the Loan Documents as well as other information, the prior sentence shall only apply to such portions of the documents or similar item that relate to such tax treatment or tax structure.

      SECTION 10.13 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS, THE GUARANTOR OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER, THE AGENT, AND EACH LENDER HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE

AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER, THE AGENT, AND EACH LENDER FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER, THE AGENT, AND EACH LENDER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER AND THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      SECTION 10.14 Waiver of Jury Trial. THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

      SECTION 10.15 NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                  NOBLE ENERGY MEDITERRANEAN LTD.,
                                  the Borrower

                                  By: /s/ James L. McElvany
                                      -----------------------------------------
                                  Name: James L. McElvany
                                  Title: Vice President-Finance and Treasurer

                                      S - 1
                     [SIGNATURE PAGE TO TERM LOAN AGREEMENT]

                           THE ROYAL BANK OF SCOTLAND FINANCE (IRELAND) individually as a Lender, and as Agent

                           By:   /s/ GERALD PLANDERGASS
                               ----------------------------------------
                               Gerald Plandergass
                               Director

                           By:   /s/ NORMA MCGRATH
                               ----------------------------------------
                               Norma McGrath
                               Senior Manager

                           Eurodollar Office:

                           The Royal Bank of Scotland Finance (Ireland) IFSC House International Financial Services Centre Customs House Quay
                           Dublin, Ireland
                           Attention:  John Turner, Director
                           Facsimile:  011 353 1643 1672

                                      S - 2
                     [SIGNATURE PAGE TO TERM LOAN AGREEMENT]

                                TABLE OF CONTENTS

                                                                                                       PAGE
ARTICLE I    DEFINITIONS AND ACCOUNTING TERMS......................................................      1

   SECTION 1.1    Defined Terms....................................................................      1

   SECTION 1.2    Use of Defined Terms.............................................................     12

   SECTION 1.3    Cross-References.................................................................     12

   SECTION 1.4    Accounting and Financial Determinations..........................................     12

ARTICLE II   THE FACILITY AND BORROWING PROCEDURES.................................................     13

   SECTION 2.1    Loans............................................................................     13

   SECTION 2.2    Availability of Facility.........................................................     13

   SECTION 2.3    Reduction of Commitment Amount...................................................     13

   SECTION 2.4    Eurodollar Loans.................................................................     13

   SECTION 2.5    Borrowing Procedures for Loans...................................................     14

   SECTION 2.6    Continuation Elections...........................................................     14

   SECTION 2.7    Funding..........................................................................     14

   SECTION 2.8    Repayment of Loans; Evidence of Debt.............................................     14

ARTICLE III REPAYMENTS, PREPAYMENTS, INTEREST AND FEES.............................................     15

   SECTION 3.1    Repayments and Prepayments.......................................................     15

   SECTION 3.2    Interest Provisions..............................................................     16

   SECTION 3.3    Fees.............................................................................     16

ARTICLE IV   CERTAIN EURODOLLAR AND OTHER PROVISIONS...............................................     17

   SECTION 4.1    Eurodollar Lending Unlawful......................................................     17

   SECTION 4.2    Deposits Unavailable or Eurodollar Interest Rate Unascertainable.................     17

   SECTION 4.3    Increased Borrowing Costs, etc...................................................     17

   SECTION 4.4    Funding Losses...................................................................     18

   SECTION 4.5    Increased Capital Costs..........................................................     18

   SECTION 4.6    Taxes............................................................................     18

   SECTION 4.7    Special Fees in Respect of Reserve Requirements..................................     19

   SECTION 4.8    Payments, Computations, etc......................................................     20

   SECTION 4.9    Sharing of Payments..............................................................     20

   SECTION 4.10   Replacement of Lender on Account of Increased Costs, Eurodollar Lending
                  Unlawful, Reserve Requirements, Taxes, Certain Dissents, etc.....................     21

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                       PAGE
   SECTION 4.11   Maximum Interest.................................................................     21

ARTICLE V    CONDITIONS............................................................................     22

   SECTION 5.1    Effective Date...................................................................     22

   SECTION 5.2    Additional Conditions to Borrowing...............................................     23

ARTICLE VI   REPRESENTATIONS AND WARRANTIES........................................................     24

   SECTION 6.1    Organization, etc................................................................     24

   SECTION 6.2    Due Authorization, Non-Contravention, etc........................................     24

   SECTION 6.3    Government Approval, Regulation, etc.............................................     24

   SECTION 6.4    Validity, etc....................................................................     25

   SECTION 6.5    Financial Information............................................................     25

   SECTION 6.6    No Material Adverse Change.......................................................     25

   SECTION 6.7    Litigation, Labor Controversies, etc.............................................     25

   SECTION 6.8    Subsidiaries.....................................................................     25

   SECTION 6.9    Taxes............................................................................     25

   SECTION 6.10   Pension and Welfare Plans........................................................     26

   SECTION 6.11   Environmental Warranties and Compliance..........................................     26

   SECTION 6.12   Regulation U.....................................................................     26

   SECTION 6.13   Accuracy of Information..........................................................     26

   SECTION 6.14   Use of Proceeds..................................................................     26

ARTICLE VII  COVENANTS.............................................................................     26

   SECTION 7.1    Affirmative Covenants............................................................     26

   SECTION 7.2    Negative Covenants...............................................................     30

ARTICLE VIII EVENTS OF DEFAULT.....................................................................     34

   SECTION 8.1    Listing of Events of Default.....................................................     34

   SECTION 8.2    Action if Bankruptcy.............................................................     36

   SECTION 8.3    Action if Other Event of Default.................................................     36

ARTICLE IX   THE AGENT.............................................................................     36

   SECTION 9.1    Actions..........................................................................     36

   SECTION 9.2    Funding Reliance, etc............................................................     37

   SECTION 9.3    Exculpation......................................................................     37

   SECTION 9.4    Successor........................................................................     37

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                       PAGE
   SECTION 9.5    Loans by the Agent...............................................................     38

   SECTION 9.6    Credit Decisions.................................................................     38

   SECTION 9.7    Copies, etc......................................................................     38

ARTICLE X    MISCELLANEOUS PROVISIONS..............................................................     38

   SECTION 10.1   Waivers, Amendments, etc.........................................................     38

   SECTION 10.2   Notices..........................................................................     39

   SECTION 10.3   Payment of Costs, Expenses and Taxes.............................................     40

   SECTION 10.4   Indemnification..................................................................     41

   SECTION 10.5   Survival.........................................................................     41

   SECTION 10.6   Severability.....................................................................     41

   SECTION 10.7   Headings.........................................................................     41

   SECTION 10.8   Governing Law; Entire Agreement..................................................     42

   SECTION 10.9   Successors and Assigns...........................................................     42

   SECTION 10.10  Sale and Transfer of Loans and Commitments; Participations in Loans and
                  Commitments......................................................................     42

   SECTION 10.11  Other Transactions...............................................................     43

   SECTION 10.12  Confidentiality..................................................................     43

   SECTION 10.13  Forum Selection and Consent to Jurisdiction......................................     44

   SECTION 10.14  Waiver of Jury Trial.............................................................     45

   SECTION 10.15  NO ORAL AGREEMENTS...............................................................     45

   SECTION 10.16  Indemnification for Judgment Currency............................................     45

                                TABLE OF CONTENTS

                             SCHEDULES AND EXHIBITS

SCHEDULE I        -   Disclosure Schedule
SCHEDULE II       -   Schedule of Commitments
SCHEDULE 6.8      -   Subsidiaries
SCHEDULE 7.2      -   Existing Liens

EXHIBIT 2.5       -   Form of Borrowing Request
EXHIBIT 2.6       -   Form of Continuation Notice
EXHIBIT 2.8       -   Form of Note
EXHIBIT 5.1.2     -   Form of Guaranty
EXHIBIT 5.1.3     -   Forms of Opinions of Counsel
EXHIBIT 10.10     -   Form of Lender Assignment Agreement